EXHIBIT 5.1

Maynard, Cooper & Gale, P.C.

Attorneys At Law

1901 Sixth Avenue North

2400 Regions/Harbert Plaza

Birmingham, Alabama 35203-2618

205.254.1000

205.254.1999 (fax)

July 2, 2013

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Re:	Registration Statement on Form S-8 with respect to 150,000 shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as counsel to United Security Bancshares, Inc., a Delaware corporation (“USBI”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of (i) 150,000 shares of common stock, par value $0.01 per share, of USBI (the “Shares”) for issuance pursuant to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”) and (ii) an indeterminate amount of interests in the Plan (the “Interests”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed USBI’s Certificate of Incorporation and Amended and Restated Bylaws, as amended, the corporate proceedings taken by USBI in connection with the Registration Statement and the issuance of the Shares, the Plan and other documents and instruments as we have deemed necessary. Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares and the Interests have been duly issued and sold as contemplated by the Registration Statement and the Plan, (a) the Shares will be legally issued, fully paid and nonassessable, and (b) the Interests, when contributions and earnings thereon are credited to the accounts of eligible employees in accordance with the provisions of the Plan, will be validly issued.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ MAYNARD, COOPER & GALE, P.C.